Exhibit 10.1

FORM OF LOAN
AGREEMENT

This Loan Agreement (“Agreement”) is made and entered into in this [  ] day of [_____] 2017 (“Effective Date”), by and between The Chron Organization, Inc., a Nevada corporation, its successors and assigns (the “Company”), and [_______]., a Florida corporation (“Lender”).

RECITALS

WHEREAS, the Company is in need of capital for working capital and product expansion and Lender has agreed to provide up to $[_______] of such capital according to the terms hereof; and

WHEREAS, Lender and Company enter into this Agreement to establish terms by which Lender, in its sole discretion, may fund Loans, as set forth herein and therein the related Notes, described below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged by Lender and Company (each “party” and, collectively, “parties”), the parties hereby agree as follows:

1. LOANS; PROMISSORY NOTES. Lender may loan the Company up to $[______] pursuant to the terms hereof; provided, nothing herein or otherwise shall obligate Lender to make any future loans to the Company. All sums advanced pursuant to the terms of this Agreement (each a “Loan” and collectively, the “Loans”) shall be evidenced by a separate [_]% convertible promissory note (each a “Note” and collectively, the “Notes”), in substantially the form set forth as Exhibit A hereto. Each Note shall be in the aggregate principal amount of the Loan made at each Closing and shall be convertible into shares of the Company’s common stock (the “Common Stock”) pursuant to the terms contained in each Note at any time after its issuance, at Lender’s sole options. All covenants, conditions and agreements contained herein are made a part of each Note, unless modified therein.

a. It is currently anticipated that Loans shall be made according to the schedule contained in Exhibit C hereto.

b. First tranche of $[______] shall be disbursed within three days after Closing.

c. Second tranche of $[______] shall be disbursed upon effectiveness of the registration statement on Form S-1.

d. Third tranche of $[______] shall be disbursed upon the Company reaching a sales goal of $[______] in any fiscal quarter.

e. Any request for a Loan may be made from time to time and subject to Lender approval. Requests for Loans may be made orally or in writing. Lender may refuse to make any requested Loan in its sole discretion.

f. Unless stated otherwise in the Note, the Note will automatically mature [______] months from the date of the applicable Note.

Initial_____

Initial_____

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Form of Loan Agreement

g. All sums advanced pursuant to this Agreement shall bear simple interest from the date the Loan is made until paid in full at an interest rate of [___]% per annum. Interest not paid shall not compound and will be calculated on the basis of a 360 day year. Interest shall be paid by the Company semi-annually.

2. WARRANTS. Upon receipt of the first tranche of $[______], [______] Warrants shall be granted to the Lender with a strike price of $[______]per share, which is in substantially the form set forth as Exhibit B hereto (the “Warrant”). The Warrants shall be exercisable for a period of three (3) years from Closing, cashless, reversible up to a maximum amount equal to a 1-[__] reverse split (i.e. if a reverse is 1-50, the number of Warrants would reverse only at 1-20, AND, the strike price would remain unaffected). Notwithstanding any other provision of the Warrant, the Lender may not exercise the Warrants if such exercise would cause Lender’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) of the Common Stock of the Company to exceed [___]% of its total issued and outstanding Common Stock or voting shares. In addition, the Warrants’ cashless feature shall be removed when such Warrants are registered in an effective Form S-1 registration statement.

3. CLOSING FEE. Closing fee of $[______]for legal documents preparation shall be deducted from the principal of the Note at the Closing.

4. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Company represents and warrants to Lender as follows:

a. Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Notes, and the Warrants (all such documents together with all amendments, schedules, exhibits, annexes, supplements and related items, to each such document shall hereinafter be collectively referred to as, the “Transaction Documents”). The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by it of the transactions contemplated in, have been duly and validly authorized by all necessary corporate action. The Transaction Documents, when executed and delivered, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

d. Disclosure. None of the Transaction Documents nor any other document, certificate or instrument furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated by the Transaction Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

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Form of Loan Agreement

e. Adequate Shares. The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Warrants and initial Note. Initial reserve will be set at [______] shares of Common Stock. Additional reserves shall be provided prior to subsequent tranches being disbursed.

f. Periodic Filings. The Company at all times will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including maintaining XBRL financial information on the Company’s corporate website.

5. REPRESENTATIONS AND WARRANTIES BY LENDER. Lender, by its acceptance of this Agreement, represents and warrants to Company as follows:

(a) Lender is acquiring the Notes and Warrants with the intent to hold as an investment and not with a view of distribution.

(b) Lender is an “accredited investor” within the definition contained in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and is acquiring the Note for its own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Lender has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in the Note, and has no need for liquidity in such investment. Lender, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Securities, and Lender, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in the Note.

(c) Lender acknowledges and agrees that it is purchasing the Notes and Warrants hereunder based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature, whether in writing, orally or otherwise, made by or on behalf of or imputed to the Company.

(d) Lender has no contract, arrangement or understanding with any broker, finder, investment bank, financial intermediary or similar agent with respect to any of the transactions contemplated by this Agreement.

(e) No Shorting, Etc. Lender agrees that for a period of twenty-four (24) months after the Closing of the sale of the Notes by the Company to Lender, neither Lender nor any of its affiliates, whether in their own capacity or through a third party, shall directly or indirectly enter into or effect any “short sales” (as such term is defined in Rule 10a-1 of the Exchange Act) of shares of Common Stock or any hedging transaction, including obtaining and/or borrowing any shares of Common Stock, which establishes a net short position with respect to the shares of Common Stock underlying the Warrants and Notes, whether on a U.S. domestic exchange or any foreign exchange.

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Form of Loan Agreement

6. COMMON SHARE ISSUANCE. Upon receipt by the Company of a written request from Lender to convert any amount due under any Note or to exercise any portion of any Warrant, subject to any limitations on conversion or exercise contained in any Note and/or Warrant, the Company shall have five (5) business days (“Delivery Date”) to issue the shares of Common Stock rightfully listed in such request. If the Company fails to timely deliver the shares through willful failure or deliberate hindrance, the Company shall pay to Lender in immediately available funds $[______] per day past the Delivery Date that the shares are actually issued. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Lender, may be added to the principal under any Note. The Company agrees that the right to convert the Notes or exercise its Warrants is a valuable right to Lender and a material consideration of it entering this Agreement. The parties agree that it would be impracticable and extremely difficult to ascertain the amount of actual damages caused by a failure of the Company to timely deliver shares as required hereby. Therefore, the parties agree that the foregoing liquidated damages provision represents reasonable compensation for the loss which would be incurred by the Lender due to any such breach. The parties agree that this Section is not intended to in any way limit Lender’s right to pursue other remedies, including actual damages and/or equitable relief.

7. CONVERSION COSTS. The Company agrees to reimburse Lender’s non-accountable legal fees and certificate processing cost by adding $[______] to the Principal for each note conversion effected by Lender; however, in no case shall the total conversion cost of this Note be over $[______].

8. EVENTS OF DEFAULT. An event of default will occur if any of the following circumstances occur (each an “Event of Default”):

a. Any representation or warranty made by Company in this Agreement or in connection with any Warrant or Note, or in any financial statement, or any other statement furnished by Company to Lender is untrue in any material respect at the time when made or becomes untrue.

b. Default by Company in the observance or performance of any other covenant or agreement contained in this Agreement.

c. Default by Company under the terms of any Note or Warrant or any other third party note or warrant that exceeds a value of $[______].

d. Filing by Company of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Company in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded or undischarged.

f. Company liquidates, transfers, sells or assigns substantially its assets or elects to wind down its operations or dissolve.

g. The Company fails to stay current in its SEC reporting obligations, including maintaining XBRL financial information on the Company’s corporate website.

h. The Company fails to maintain irrevocable TA instruction on file with the Company’s transfer agent.

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Form of Loan Agreement

i. The Company fails to deliver the Lender the shares of Common Stock rightfully listed in any Conversion Notice or any Warrants Exercise Notice within five (5) business days.

j. The Company breaches any other agreement it has with Lender or his assigns.

k. The Company interferes with Lender’s or its assigns’ efforts to remove the restrictive legend from the Common Stock issued as a result of conversion of any Note when Lender or his assign has provided an attorney opinion letter opining that the shares are eligible to have the legend removed pursuant to Rule 144 or otherwise.

9. REMEDIES. (i) There will be no cure period available for the Event of Default as defined in Section 8(d) and 8(e); (ii) upon the occurrence of an Event of Default as defined above, and provided such Event of Default as defined in Section 8(a) through 8(c), and Section 8(f) through 8(k), has not been cured by the Company within five (5) business days after the occurrence of such Event of Default, the principal and any accrued interest of the Note will be due immediately, and Lender shall have all of the rights and remedies provided by applicable law and equity. To the extent permitted by law, Company waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement, any Warrant and/or any Note. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder or thereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. In the event Lender shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

10. NOTICE. Any and all notices, demands, advance requests or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if (i) personally served, (ii) sent by email on the date such email is sent (provided confirmation of such email being sent is provided upon request) (iii) deposited in the United States mail, postage prepaid, return receipt requested, or (iv) by facsimile with confirmation receipt. Notice hereunder is to be given as follows:

If to the Company:

The Chron Organization Inc.

5851 Legacy Circle, Suite 600

Plano, Texas 75024

Attn: Alex Rodriguez

If to the Lender:

[_________________]

11. GENERAL PROVISIONS. All representations and warranties made in the Transaction Documents shall survive the execution and delivery of this Agreement and the making of any Loans hereunder. This Agreement will be binding upon and inure to the benefit of Company and Lender, their respective successors and assigns.

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Form of Loan Agreement

12. ENTIRE AGREEMENT. The Transaction Documents contain the entire agreement of the parties and supersedes and replaces all prior discussions, negotiations and representations of the parties. No party shall rely upon any oral representations in entering into this agreement, such oral representations, if any, being expressly denied by the party to whom they are attributed and it being the intention of the parties to limit the terms of this Agreement to those matters contained herein in writing. However, incorporated Notes shall be deemed controlling at all times with regards to any inconsistent or changed terms or amendments contained therein.

13. BINDING EFFECT. This agreement is binding upon and inures to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns. Lender may assign its rights hereunder without prior permission from the Company.

14. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law provisions. All disputes arising out of or in connection with this Agreement, or in respect of any legal relationship associated with or derived from this Agreement, shall only be heard in any competent court residing in Clark County, Nevada. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Company further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Company agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

15. ATTORNEYS FEES. In the event the Lender hereof shall refer this Agreement to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of the Lender’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

16. AMENDMENT. The terms of this Agreement may not be amended, modified, or eliminated without written consent of the parties.

17. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision thereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

18. CONSTRUCTION. Section and paragraph headings are for convenience only and do not affect the meaning or interpretation of this Agreement. No rule of construction or interpretation that disfavors the party drafting this Agreement or any of its provisions will apply to the interpretation of this Agreement. Instead, this Agreement will be interpreted according to the fair meaning of its terms.

19. FURTHER ASSURANCES. Each party hereto agrees to do all things, including execute, acknowledge and/or deliver any documents which may be reasonably necessary, appropriate or desirable to effectuate the transactions contemplated herein pursuant to terms and conditions of this Agreement.

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Form of Loan Agreement

IN WITNESS WHEREOF, the parties hereto enter into this Loan Agreement which is effective as of the date first written.

Company:		Lender:

The Chron Organization, Inc.

By:	/s/ Alex Rodriguez	By:
Name:	Alex Rodriguez	Name:
Title:	President	Title:

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